EXHIBIT 99.1
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                                  CERTIFICATION
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     Each of the undersigned hereby certifies, for the purposes of Section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Chattem, Inc. ("Chattem"), that, to his knowledge, the Annual Report for the Chattem, Inc. Savings and Investment Plan (the "Plan") on Form 11-K for the period ended December 31, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to Chattem and will be retained by Chattem and furnished to the Securities and Exchange Commission or its staff upon request.




Date:  June 29, 2005             By: /s/ Zan Guerry
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                                     Zan Guerry
                                     Chairman and Chief Executive Officer




Date:  June 29, 2005             By: /s/ Richard D. Moss
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                                     Richard D. Moss
                                     Vice President and Chief Financial Officer